                             FORM OF CERTIFICATION

     I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY CUMBERLAND MOUNTAIN BANCSHARES, INC. (THE "BANK") OR BY THE FEDERAL GOVERNMENT.

     If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director, Ronald Karr at (312) 917-5000.

     I/We further certify that, before purchasing the common stock, par value $.01 per share, of Cumberland Mountain Bancshares, Inc., the proposed holding company for Middlesboro Federal Bank, Federal Savings Bank, (I/We received a Prospectus dated February __, 1997 (the "Prospectus").

     The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:


      1.  Loan Portfolio Concentrations                                   (page 1)

      2.  Market Area                                                     (page 1)

      3.  Future of Thrift Industry                                       (page 1)

      4.  Potential Effects of Changes in Interest Rates and
          the Current Interest Rate Environment                           (page 2)

      5.  Certain Anti-Takeover Provisions                                (page 2)

      6.  Possible Dilutive Effect of Issuance of Additional Shares       (page 3)

      7.  Absence of Market for Common Stock                              (page 4)

      8.  Possible Divestiture Requirements for Public Stockholders       (page 4)

      9.  Competition                                                     (page 5)

     10.  Possible Adverse Income Tax Consequences of the Distribution
          of Subscription Rights                                          (page 5)





                      PRINT NAME:
                                 ---------------------------

                      SIGNATURE:
                                ----------------------------

                      PRINT NAME:
                                 ---------------------------

                      SIGNATURE:
                                ----------------------------

                      DATE:
                           ---------------------------------

+++                               +++     CUMBERLAND MOUNTAIN BANCSHARES, INC.
+                                   +     (HOLDING COMPANY FOR MIDDLESBORO
                                          FEDERAL BANK, FEDERAL SAVINGS BANK)
                                                  STOCK ORDER FORM


                                       NOTE: Please read the Stock Order Form
                                             Instructions and Guide on the
                                             back as you complete this form.

+                                   +
+++                               +++

DEADLINE
The Subscription Offering will expire at 12:00 p.m. (noon), Eastern Time, on
     , 1997, unless extended.

--------------------------------------------------------------------------------
 (1)   Number of Shares          Purchase Price        (2)  Total Payment Due
--------------------------                            --------------------------
                            X        $10.00       =
--------------------------                            --------------------------
 The minimum number of shares that may be subscribed for is 25 shares. The maximum number is 20,000 shares for any individual or individuals through a single account.
--------------------------------------------------------------------------------
METHOD OF PAYMENT                      IMPORTANT PURCHASER INFORMATION

(3)[ ] Enclosed is a check,       (5)a [ ] Eligible Account Holder -- Check here
       bank draft or money                 if you were a depositor of at least
       order made payable to               $50.00 at Middlesboro Federal on
       Middlesboro Federal.                September 30, 1995. Enter information
                                           below for all deposit accounts that
                                           you had at Home Savings on September
                                           30, 1995.

                                  (5)b [ ] Supplemental Eligible Account Holder-
                                           Check here if you were a depositor of
                                           at least $50.00 at Middlesboro
                                           Federal on December 31, 1996. Enter
                                           information below for all deposit
                                           accounts that you had at Middlesboro
                                           Federal at that date.
   -----------  Cash can be
   $            used only         (5)c [ ] Other Member -- Check here if you
                if presented               held a deposit or loan at Home
   -----------  in person at               Savings as of      , 1997 but are not
                any Middlesboro Federal    an Eligible Account Holder or
                office.                    Supplemental Eligible Account Holder.

(4)[ ] The undersigned            (5)d [ ] Local Community Resident -- Check
       authorizes withdrawal               here if you are a permanent resident
       from this (these)                   of Bell or Harlan Counties, Kentucky.
       account(s) at Middlesboro
       Federal.

                                  (5)e [ ] Public Stockholder -- Check here if
                                           you are a stockholder of Middlesboro
                                           Federal.

     Account Title             Deposit     Loan                  Account
  (Names on Accounts)          Account    Account                Number
--------------------------------------------------------------------------------
                                 [ ]        [ ]
--------------------------------------------------------------------------------
                                 [ ]        [ ]
--------------------------------------------------------------------------------
                                 [ ]        [ ]
--------------------------------------------------------------------------------
                                 [ ]        [ ]
--------------------------------------------------------------------------------


      Account Number               Amount
-------------------------------------------------
                             $
-------------------------------------------------
                             $
-------------------------------------------------
                             $
-------------------------------------------------
Total Withdrawal Amount      $
                           ----------------------
There is no penalty for early withdrawals used for stock payment.

           STOCK REGISTRATION (SEE BACK UNDER STOCK OWNERSHIP GUIDE)

(6) Form of Stock Ownership:
    [ ]Individual        [ ]Joint tenants        [ ]Tenants in common
    [ ]Uniform Transfer to Minors Act
    [ ]Fiduciary (i.e., trust, estate, etc.)     [ ]Corporation or Partnership
    [ ]Other ______________________
--------------------------------------------------------------------------------
(7)Name(s) in which your stock is to be registered (Please Print Clearly)
--------------------------------------------------------------------------------
Social Security No. or Tax ID No.
--------------------------------------------------------------------------------
Name(s) continued
--------------------------------------------------------------------------------
Street Address             City         County        State        Zip Code

--------------------------------------------------------------------------------
                            ------------------------   -------------------------
(8)Telephone Information     Daytime Phone              Evening Phone
                             (      )                   (      )
                            ------------------------   -------------------------

NASD AFFILIATION
(9) [ ] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

ACKNOWLEDGMENTS
(10) To be effective, this fully completed Stock Order Form must be actually received by Cumberland Mountain, no later than 12:00 p.m. (noon), Eastern Time,
on ,              1997, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to the office of Cumberland Mountain or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of described in the accompanying Prospectus. If the Plan of is not approved by the voting members of Cumberland Mountain Bancshares, M.H.C. at a Special Meeting to be
held on                , 1997, or any adjournment thereof and the stockholders
of Middlesboro Federal, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.

The undersigned agrees that after receipt by Cumberland Mountain, this Stock Order Form may not be modified, withdrawn or cancelled (unless the conversion is not completed within 45 days after the completion of the Subscription Offering) without consent, and if authorization to withdraw from deposit accounts at Middlesboro Federal has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided under number 7 of this Stock Order Form are true, correct and complete that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.

APPLICABLE REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING OR ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER, THE LEGAL OR BENEFICIAL OWNERSHIP OF CONVERSION SUBSCRIPTION RIGHTS, OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. THE PARTIES MAY PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE SUCH TRANSFER.

I ACKNOWLEDGE THAT THE COMMON STOCK OFFERED IS NOT A SAVINGS OR DEPOSIT ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

I ALSO ACKNOWLEDGE RECEIPT OF A PROSPECTUS DATED      , 1997

--------------------------------------------------------------------------------
  (11)Signature             Date            Signature                    Date

--------------------------------------------------------------------------------

UNDER PENALTY OF PERJURY, I CERTIFY THAT I AM NOT SUBJECT TO BACK-UP
WITHHOLDING.
                                          --------------------------------------
                                                         SIGNATURE
          FOR OFFICE USE ONLY                   STOCK INFORMATION CENTER
                                          MIDDLESBORO FEDERAL BANK, FEDERAL
                                         SAVINGS BANK 1431 CUMBERLAND AVENUE
 Date Rec'd ____/___/_____                   MIDDLESBORO, KENTUCKY 40965
 Order # _________________                          (606)    -
 Category_________________
 Batch # _________________
 Deposit _________________
 Date Input____/____/_____

                     CUMBERLAND MOUNTAIN BANCSHARES, INC.
-------------------------------------------------------------------------------
                               SUBSCRIPTION AND
                              COMMUNITY OFFERING
                               STOCK ORDER FORM
                            INSTRUCTIONS AND GUIDE
-------------------------------------------------------------------------------

---------------------
STOCK OWNERSHIP GUIDE
---------------------

INDIVIDUAL

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFERS TO MINORS ACT ("UTMA")

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfer to Minors Act is "Unif Tran Min Act". Standard U.S. Postal Service state abbreviation should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Kentucky Uniform Transfer to Minors
Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act, KY (use minor's social security number).

FIDUCIARIES

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

 * The name(s) of the fiduciary, if an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
   (name). If an individual and a corporation, list the corporation's title before the individual.

 * The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

 * A description of the document governing the fiduciary relationship, such as living trust agreement or court order. Without documentation establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

 * The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

 * The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe. You may mail your completed Stock Order Form in the envelope that has been provided, or you may deliver your Stock Order Form directly to Middlesboro Federal Your Stock Order Form, properly completed, accompanied by a signed Certification and payment in full (or withdrawal authorization), at the Purchase Price must be received by Cumberland Mountain no later than 12:00 (noon), Eastern Time, on, 1997 or it will become void. Stock Order Forms shall be deemed received only upon actual receipt at Cumberland Mountain. If you need further assistance, please call the Stock Information Center at (606) -. We will be pleased to help you with the completion of your Stock Order Form or answer any questions you may have.

ITEM INSTRUCTIONS
-----------------

ITEMS 1 AND 2--

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Purchase Price of $10.00 per share. The minimum purchase is 25 shares and the maximum purchase in the Subscription Offering is ______ shares. The maximum purchase in the Community Offering by any person, together with associates or groups acting in concert is ______ shares. Cumberland Mountain Bancshares, Inc., Cumberland Mountain Bancshares, N.H.C and Middlesboro Federal Bank, Federal Savings Bank reserve the right to reject the subscription of any order received in the Community Offering, in whole or in part.

ITEM 3--

Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Home Savings Bank, SSB. Your funds will earn interest at the passbook rate, currently at % per annum, until the conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by cash, check, bank draft or money order.

ITEM 4--

If you pay for your stock by a withdrawal from a Home Savings deposit account, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. Please contact the Stock Information Center for information regarding purchases from an Individual Retirement Account.

ITEM 5--

Please check the appropriate box if you were;

(a) A depositor at Middlesboro Federal on September 30, 1995 (the "Eligibility Record Date") with at least $50.00 on deposit.

(b) A depositor at Middlesboro Federal on December 31, 1996 (the "Supplemental Eligibility Record Date") with at least $50.00 on deposit.

(c) A depositor or borrower at Middlesboro Federal on      , 1997 (the "Voting
Record Date").

(d) A permanent resident of Ben or Marlan Counties, Kentucky.

ITEMS 6, 7 AND 8--

The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your common stock. Please complete items 6, 7 and 8 as fully and accurately as possible, and be certain to supply your social security number and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions or concerns regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described under "Stock Ownership Guide."

ITEM 9--

Please check this box if you are a member of the NASD or if this item otherwise applies to you.

ITEMS 10 AND 11--

Please sign and date the Stock Order Form where indicated. Review the Stock Order Form carefully before you sign, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center at
(919)    -    . The Stock Information Center will be open between the hours of
9:00 a.m. and 4:00 p.m., Eastern Time, Monday through Thursday, and 9:00 a.m. and 5:00 p.m. Friday.